Exhibit 99.1

                     TUPPERWARE BRANDS REPORTS THIRD QUARTER
              EARNINGS PER SHARE OF 22 CENTS VERSUS 4 CENTS IN 2005
         TUPPERWARE NORTH AMERICA POSTS FIRST SALES INCREASE SINCE 2002

    ORLANDO, Fla., Oct. 24 /PRNewswire-FirstCall/ -- Tupperware Brands (NYSE:
TUP) today reported third quarter results as follows:

    Third Quarter Summary

      -   Sales up 46% as reported and 43% in local currency

            - Beauty units acquired in December 2005 contributed $115.2 million representing organic growth of 4%

            -  Other units' sales up 1.5% in local currency

      -   EPS at 22 cents compared with 4 cents last year including:

            -  Higher earnings from segments

            -  Tax benefit from planning and international law changes

            - Higher interest expense due to December 2005 acquisition borrowings

            - Higher gains on land sales, an insurance settlement and acquisition costs last year, net of higher re-engineering charges and amortization of purchase accounting intangibles

      - EPS after adjustments at 20 cents compared with 7 cents last year (see detail in the Non-GAAP Financial Measures Reconciliation Schedule). EPS was in the previous guidance range at 8 cents without a 12-cent tax upside.

    YTD Summary

      -   Sales up 37% as reported and 38% in local currency

            - Beauty units acquired in December 2005 contributed $361.0 million representing organic growth of 2%

            -  Other units' sales down 1.6% in local currency

      -   EPS at 89 cents compared with 90 cents last year

      - EPS after adjustments up 11% to $1.05 from 95 cents (see detail in the Non-GAAP Financial Measures Reconciliation Schedule)

    "We are pleased that 4 of 5 segments had third quarter sales and profit increases on a comparable basis versus last year. Our two largest beauty businesses, BeautiControl North America and Fuller Cosmeticos in Mexico, contributed solid sales and profit increases over last year," said Rick Goings, Chairman and CEO. "Additionally, our Tupperware North America segment had a sales increase for the first time since 2002 signaling traction in the transformation of this business unit," Goings continued.

    Tupperware will conduct a conference call tomorrow, Wednesday, October 25, at 10:00 am Eastern time. The conference call will be webcast and archived, along with a copy of this news release, at www.tupperware.com.

    Third Quarter Highlights - reflects segment realignment announced in July

                            Tupperware Brand Segments

    The Tupperware segments' largest sales increase came from Asia Pacific and Mexico where local currency sales were up 6% before the impact of including NaturCare Japan, one of the units acquired in December 2005. This sales increase was primarily due to strong growth in the key emerging markets of China, India and Indonesia.

    Tupperware sales in Europe were up 4% as reported and 1% in local currency due to the inclusion of the acquired South African beauty units. Excluding these units, local currency sales were 6% lower largely due to a sales decline in Germany.

    Tupperware North America sales were up for the first time since 2002 due to higher sales force productivity under the new compensation plan. The level of the third quarter local currency sales increase of 10% was positively impacted by the timing of promotional programs, and the near-term underlying trend in sales is estimated to be a low single digit percentage increase.

    The profit decline in Europe was more than offset by higher profit from increased sales and a higher return on sales in Asia Pacific and Mexico as well as a small profit in Tupperware North America. Tupperware North America profit reflected a reduction in the LIFO inventory reserve and lower retiree medical costs totaling $2 million.

                                 Beauty Segments

    Comparable sales growth in the International Beauty segment was 6% and included a significant increase in Fuller Cosmeticos Mexico, partially offset by a decline in the Philippines. Sales in BeautiControl North America were up 6% in line with an increase in the active sales force of 4%.

    The return on sales improved in both segments, and the additional profit compared with last year was $6.9 million before $6.3 million of intangible asset amortization in International Beauty.

    Outlook

    "Like most portfolios we have puts and calls. Yet, on balance, what gives us heightened confidence in the future of Tupperware Brands is the increasing number of business units which are growing ... and, importantly, those markets which are experiencing issues are few in number and in all of them remedial actions are already in place," said Rick Goings, Chairman and CEO.

    2006 Fourth Quarter

    -  Sales at $460-470 million

        - Beauty units acquired in December 2005 at $130 - $135 million or about 5% organic sales growth

        -  Other units' sales up 3-5%

    - EPS of 64-69 cents

        - Improved return on sales by Tupperware Asia Pacific & Mexico, Tupperware North America and International Beauty segments.

        -  Tupperware Europe and BeautiControl lower versus last year

        - Net 6 cents negative impact from unusual items - intangible asset amortization and re-engineering costs net of gains from land sales

        -  3 cents positive impact from foreign exchange

    - EPS after adjustments 70-75 cents versus 54 cents in 2005 (see detail in the Non-GAAP Financial Measures Outlook Reconciliation Schedule)

    2006 Full Year

    -  Sales of $1.72 to $1.73 billion

        - Beauty units acquired in December 2005 at $490-495 million or about 3% organic sales growth

        -  Other units' sales up about 2% as reported and in local currency

    - EPS of $1.53 - $1.58 versus previous guidance of $1.40-1.50 primarily due to lower taxes and an insurance settlement, partially offset by lower profit in Europe

    - EPS after adjustments of $1.75 - $1.80 versus previous guidance of $1.67-1.77 (see detail in the Non-GAAP Financial Measures Outlook Reconciliation Schedule)

    Tupperware Brands Corporation is a global direct seller of premium, innovative products across multiple brands and categories through an independent sales force of 1.8 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products for consumers through its Avroy Shlain, BeautiControl, Fuller, NaturCare, Nutrimetics, Nuvo and Swissgarde brands.

    The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the integration of its acquired businesses, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's most recent periodic report as filed in accordance with the Securities Exchange Act of 1934. The Company does not intend to regularly update forward-looking information.

    Non-GAAP Financial Measures

    The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware's primary operations, and to assist investors in evaluating performance and analyzing trends across periods.

    The non-GAAP financial measures exclude gains on land sales and re-engineering costs. While the Company is engaged in a multi-year program to sell land, this activity is not part of the Company's primary business operation. Additionally, the gains recognized in any given period are not necessarily indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded as indicated. Further, the Company has recorded gains related to an insurance settlement related to property damaged during Hurricane Charley in 2004. The Company reached a preliminary settlement in the fourth quarter of 2004 and a final settlement in the third quarter of 2006. These gains have also been excluded as they will not recur. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

    The Company has also elected to present financial measures excluding certain items directly related to its acquisition of Sara Lee Corporation's direct selling business in December 2005. The financing of the acquisition necessitated one-time payments to settle outstanding notes prior to their scheduled maturity dates. These payments were made in 2005 and will not recur. No amounts representing incremental interest on the Company's increased debt level are part of this exclusion. Additionally, in accounting for the acquisition, the Company is recording amortization of certain definite-lived intangible assets, primarily for the value of the independent sales forces acquired, and the purchase accounting write-up of the carrying value of other depreciable assets. The amortization expense of these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline significantly as the years progress. As such, the Company believes that this non-cash charge will not be representative in any single year of amounts recorded in prior years or expected to be recorded in future years. Therefore, they are excluded from indicated financial information to also provide a more useful measure for analysis and predictive purposes. Finally, the Company received a significant benefit from a tax-related settlement with its former parent in the fourth quarter of 2005 that will not recur and has excluded this benefit from indicated financial information.

                          TUPPERWARE BRANDS CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                        13 Weeks Ended    13 Weeks Ended    39 Weeks Ended   40 Weeks Ended
                                         September 30,      October 1,       September 30,     October  1,
(In millions, except per share data)         2006              2005              2006             2005
-------------------------------------   --------------    --------------    --------------   --------------
Net sales                               $        394.9    $        270.7    $      1,257.2   $        917.5
Cost of products sold                            140.0             100.5             440.6            324.7
Gross margin                                     254.9             170.2             816.6            592.8

Delivery, sales and administrative
 expense                                         243.8             161.1             727.0            511.6
Re-engineering and impairment charges              2.1               0.6               4.8              7.8
Gains on disposal of assets                       11.0                 -              11.0              3.4
Operating income                                  20.0               8.5              95.8             76.8

Interest income                                    2.4               0.7               7.0              2.2
Other income                                         -               0.2                 -              0.5
Interest expense                                  13.6               7.3              41.4             15.9
Other expense                                      0.4               0.5               0.6              0.5

Income before income taxes                         8.4               1.6              60.8             63.1
(Benefit from) provision for income
 taxes                                            (4.7)             (1.0)              6.5              8.9
Net income                              $         13.1    $          2.6    $         54.3   $         54.2

Net income per common share:

Basic                                   $         0.22    $         0.04    $         0.90   $         0.91

Diluted                                 $         0.22    $         0.04    $         0.89   $         0.90

                          TUPPERWARE BRANDS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

(Amounts in millions, except per share)

                                    13 Weeks Ended    13 Weeks Ended    Reported    Restated     Foreign
                                     September 30       October 1          &           &        Exchange
                                         2006             2005*         Inc(Dec)    Inc(Dec)     Impact
                                    --------------    --------------    --------    --------    --------
SALES
    Europe                          $        120.8    $        115.6           4           1    $    4.1
    Asia Pacific and Mexico                   83.0              73.8          12          13        (0.1)
    North America                             40.8              36.9          11          10         0.2
    BeautiControl North America               37.5              35.2           6           6           -
    International Beauty                     112.8               9.2           +           +         0.5
                                    $        394.9    $        270.7          46          43    $    4.7

SEGMENT PROFIT (LOSS)
    Europe                          $          5.8    $          9.9         (42)        (44)   $    0.4
    Asia Pacific and Mexico                   11.9               6.9          74          71         0.1
    North America                              0.6              (3.4)          +           +        (0.1)
    BeautiControl North America                2.5               1.5          57          57           -
    International Beauty                      (0.4)                -           -           -        (0.1)

                                              20.4              14.9          37          34    $    0.3

Unallocated expenses                          (9.7)             (6.1)         59
Other income                                  11.0                 -           +
Re-engineering and impairment
 charges                                      (2.1)             (0.6)          +
Interest expense, net                        (11.2)             (6.6)         69

Income before taxes                            8.4               1.6           +
(Benefit from) provision for
 income taxes                                 (4.7)             (1.0)          +
Net income                          $         13.1    $          2.6           +

Net income per common share
 (diluted)                          $         0.22    $         0.04           +

Average number of diluted shares              60.9              60.9

* Certain prior year amounts have been reclassified on the condensed consolidated statements of income to conform with current year presentation.

                          TUPPERWARE BRANDS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

(Amounts in millions, except per share)

                                    39 Weeks Ended    40 Weeks Ended    Reported    Restated     Foreign
                                     September 30       October 1          &           &        Exchange
                                         2006              2005*        Inc(Dec)    Inc(Dec)     Impact
                                    --------------    --------------    --------    --------    --------
SALES
    Europe                          $        439.6    $        440.3           -           1    $   (7.2)
    Asia Pacific and Mexico                  237.1             213.5          11          12        (1.8)
    North America                            118.0             123.4          (4)         (5)        0.9
    BeautiControl North America              112.1             110.9           1           1         0.2
    International Beauty                     350.4              29.4           +           +         1.6

                                    $      1,257.2    $        917.5          37          38    $   (6.3)

SEGMENT PROFIT (LOSS)
    Europe                          $         60.3    $         78.8         (23)        (21)   $   (2.2)
    Asia Pacific and Mexico                   31.8              18.3          74          70         0.4
    North America                             (3.3)             (6.6)         50          51        (0.1)
    BeautiControl North America               10.4               8.0          30          30           -
    International Beauty                      14.9               0.8           +           +        (0.1)

                                             114.1              99.3          15          17    $   (2.0)

Unallocated expenses                         (25.1)            (18.1)         39
Other income                                  11.0               3.4           +
Re-engineering and impairment
 charges                                      (4.8)             (7.8)        (39)
Interest expense, net                        (34.4)            (13.7)          +

Income before taxes                           60.8              63.1          (4)
(Benefit from) provision for
 income taxes                                  6.5               8.9         (27)

Net income                          $         54.3    $         54.2           -

Net income per common share
 (diluted)                          $         0.89    $         0.90          (1)

Average number of diluted shares              61.1              60.4

* Certain prior year amounts have been reclassified on the condensed consolidated statements of income to conform with current year presentation.

                          TUPPERWARE BRANDS CORPORATION
                                 RECONCILIATION

(In millions except per share data)


                                          13 Weeks Ended                      13 Weeks Ended
                                        September 30, 2006                    October 1, 2005
                                 --------------------------------    --------------------------------
                                                           Excl                                Excl
                                 Reported      Adj's       Adj's     Reported      Adj's       Adj's
                                 --------    --------    --------    --------    --------    --------
Segment profit (loss)
Europe                           $    5.8                $    5.8    $    9.9         0.2a   $   10.1
Asia Pacific and Mexico              11.9                    11.9         6.9         0.4a        7.3
North America                         0.6                     0.6        (3.4)       (1.0)b      (4.4)
BeautiControl North America           2.5                     2.5         1.5                     1.5
International Beauty                 (0.4)        6.4c        6.0           -                       -
                                     20.4         6.4        26.8        14.9        (0.4)       14.5

Unallocated expenses                 (9.7)        0.1d       (9.6)       (6.1)                   (6.1)
Other income                         11.0       (11.0)e         -           -                       -
Re-eng and impairment chgs           (2.1)        2.1f          -        (0.6)        0.6f          -
Interest expense, net               (11.2)                  (11.2)       (6.6)        3.1g       (3.5)
Income before taxes                   8.4        (2.4)        6.0         1.6         3.3         4.9
Provision for income taxes           (4.7)       (1.1)h      (5.8)       (1.0)        1.2h        0.2
Net income                       $   13.1    $   (1.3)   $   11.8    $    2.6    $    2.1    $    4.7

Net income per common share
 (diluted)                       $   0.22    $  (0.02)   $   0.20    $   0.04    $   0.03    $   0.07

                                          39 Weeks Ended                      40 Weeks Ended
                                        September 30, 2006                    October 1, 2005
                                 --------------------------------    --------------------------------
                                                           Excl                                Excl
                                 Reported      Adj's       Adj's     Reported      Adj's       Adj's
                                 --------    --------    --------    --------    --------    --------
Segment profit (loss)
Europe                           $   60.3                $   60.3    $   78.8         0.3a   $   79.1
Asia Pacific and Mexico              31.8                    31.8        18.3         0.9a       19.2
North America                        (3.3)                   (3.3)       (6.6)       (4.0)b     (10.6)
BeautiControl North America          10.4                    10.4         8.0                     8.0
International Beauty                 14.9        18.7c       33.6         0.8                     0.8
                                    114.1        18.7       132.8        99.3        (2.8)       96.5

Unallocated expenses                (25.1)        0.1d      (25.0)      (18.1)                  (18.1)
Other income                         11.0       (11.0)e         -         3.4        (3.4)e         -
Re-eng and impairment chgs           (4.8)        4.8f          -        (7.8)        7.8f          -
Interest expense, net               (34.4)                  (34.4)      (13.7)        3.1g      (10.6)
Income before taxes                  60.8        12.6        73.4        63.1         4.7        67.8
Provision for income taxes            6.5         2.9h        9.4         8.9         1.6h       10.5
Net income                       $   54.3    $    9.7    $   64.0    $   54.2    $    3.1    $   57.3
Net income per common share
 (diluted)                       $   0.89    $   0.16    $   1.05    $   0.90    $   0.05    $   0.95

(a) Machinery relocation costs incurred in connection with shift of capacity from Hemingway, South Carolina to other manufacturing facilities.

(b) Reduction of LIFO inventory reserve requirement from shift of capacity from Hemingway, South Carolina to other manufacturing facilities which report inventory on the FIFO basis of accounting was $1.4 million for the third quarter and $5.2 million YTD. Offsetting these amounts were $0.4 million in Q3 and $1.2 million YTD costs related to transfer of machinery and equipment to the other manufacturing facilities.

(c) Amortization of International Beauty intangibles and depreciation of $6.4 million for the third quarter of 2006 and $18.7 million YTD.

(d) Incentive compensation of $0.1 million in connection with the sale of land held for development near the Company's Orlando, Florida headquarters.

(e) Other income of $11 million for the third quarter was $6.6 million gain on sale of land held for development near the Company's Orlando, Florida headquarters ("land sales") and a $4.4 million gain related to an insurance recovery from 2004 hurricane damage. During 2005, pretax gains from land sales were $3.4 million in the first quarter of 2005.

(f) The 2006 pre-tax re-engineering and impairment charges of $2.1 million in the third quarter and $4.8 million YTD were primarily related to severance costs incurred to reduce headcount in the Company's Argentina, Canada, Belgium, France and Philippines operations. In 2005, re-engineering and impairment charges of $0.6 million for the quarter and $7.8 million YTD were primarily related to severance costs incurred to reduce headcount in the Company's Hemingway, South Carolina manufacturing facility.

(g) The Company entered into an agreement during the first quarter of 2005 to lock in a fixed 10-year treasury rate for an expected October 2006 refinancing of $100 million notes then due. Due to the early termination of the agreement, which was no longer an effective hedge in light of the refinancing necessary for the Sara Lee Direct Selling acquisition, the Company incurred $3.1 million of interest expense in the third quarter of 2005.

(h) Provision for income taxes represents the net tax impact of adjusted amounts.

See information regarding non-GAAP financial measures in the attached press release.

                          TUPPERWARE BRANDS CORPORATION
           NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                October 24, 2006

($ in millions, except per share amounts)

                                             Fourth          Fourth Quarter
                                            Quarter        2006 Outlook Range
                                              2005      -----------------------
                                             Actual        Low          High
                                           ----------   ----------   ----------
Income before income taxes                 $      1.3   $     43.5   $     46.6

        % change from prior year                                 +            +

    Income tax                             $    (30.6)  $      4.8   $      4.8
        Effective Rate                             --           11%          10%

    Net Income (GAAP)                      $     31.9   $     38.7   $     41.8

        % change from prior year                                21%          31%

    Adjustments(1):
        Land gains                               (0.6)        (4.8)        (4.8)
        Re-engineering costs                     11.6          3.9          3.9
        Acquisition financing
         costs/intangibles
         amortization                            25.5          6.2          6.2
        Income tax (2)                          (35.4)        (1.2)        (1.2)
     Net Income (Adjusted)                 $     33.0   $     42.8   $     45.9

        % change from prior year                                30%          39%

       Exchange rate impact (3)                   2.2           --           --
     Net Income (Adjusted and 2005
      Restated for currency changes)       $     35.2   $     42.8   $     45.9

        % change from prior year                                22%          30%

Net income (GAAP) per common share
 (diluted)                                 $     0.52   $     0.64   $     0.69

Net Income (Adjusted) per common
 share (diluted)                           $     0.54   $     0.70   $     0.75

Average number of diluted shares
 (millions)                                      61.2         60.9         60.9

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items

(2)  Represents income tax impact of adjustments

(3)  2005 restated at current currency exchange rates

                          TUPPERWARE BRANDS CORPORATION
           NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                October 24, 2006

($ in millions, except per share amounts)

                                             Fourth          Fourth Quarter
                                            Quarter        2006 Outlook Range
                                              2005      -----------------------
                                             Actual        Low          High
                                           ----------   ----------   ----------
Income before income taxes                 $     64.5   $    104.9   $    107.6

        % change from prior year                                63%          67%

    Income tax                             $    (20.9)  $     11.5   $     11.3
        Effective Rate                            -33%          11%          11%

    Net Income (GAAP)                      $     85.4   $     93.4   $     96.3

        % change from prior year                                 9%          13%

    Adjustments(1):
        Land gains                               (4.0)       (11.4)       (11.4)
        Re-engineering costs                     14.3          4.5          4.5
        Acquisition financing
         costs/intangibles
         amortization                            30.8         24.8         24.8
        Cumulative effect of
         accounting change (net of
         taxes)                                   0.8            -            -
        Income tax (2)                          (36.9)        (4.1)        (4.1)
     Net Income (Adjusted)                 $     90.4   $    107.2   $    110.1

        % change from prior year                                19%          22%

        Exchange rate impact (3)                  0.6            -            -
     Net Income (Adjusted and 2005
      Restated for currency changes)       $     91.0   $    107.2   $    110.1

        % change from prior year                                18%          21%

Net income (GAAP) per common share
 (diluted)                                 $     1.41   $     1.53   $     1.58

Net Income (Adjusted) per common
 share (diluted)                           $     1.49   $     1.75   $     1.80

Average number of diluted shares
 (millions)                                      60.6         61.1         61.1

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items

(2)  Represents income tax impact of adjustments

(3)  2005 restated at current currency exchange rates

                          TUPPERWARE BRANDS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                           Sept. 30,    Dec. 31,
(In millions)                                2006         2005
---------------------------------------   ----------   ----------
Assets

Cash and cash equivalents                 $     55.4   $    181.5
Other current assets                           527.1        485.1
  Total current assets                         582.5        666.6

Property, plant and equipment, net             245.6        254.5

Other assets                                   803.3        813.0

  Total assets                            $  1,631.4   $  1,734.1

Liabilities and Shareholders' Equity

Short-term borrowings and current
 portion of long-term debt                      17.1          1.1
Accounts payable and other current
 liabilities                                   327.7        447.5

  Total current liabilities                    344.8        448.6

Long-term debt, less current portion           714.1        750.5

Other liabilities                              207.0        199.5

  Total shareholders' equity                   365.5        335.5

  Total liabilities and
   shareholders' equity                   $  1,631.4   $  1,734.1

Total Debt to Capital Ratio 67%
Capital is defined as total debt plus shareholders' equity.

                          TUPPERWARE BRANDS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                            39 weeks     40 weeks
                                             ended        ended
                                            Sept 30,      Oct 1,
(In millions)                                 2006         2005
----------------------------------------   ----------   ----------
OPERATING ACTIVITIES
    Net cash provided by operating
     activities                                  58.4         26.9

INVESTING ACTIVITIES
  Capital expenditures                          (36.8)       (31.0)
  Purchase of International Beauty,
   net of acquired cash                        (106.2)           -
  Proceeds from disposal of
   property, plant & equipment                   15.4          7.5
  Payment to terminate interest rate
   hedge                                            -         (3.1)

    Net cash used in investing
     activities                                (127.6)       (26.6)

FINANCING ACTIVITIES
  Dividend payments to shareholders             (40.0)       (39.1)
  Repayment of long-term debt                   (35.9)           -
  Other, net                                     20.1         25.5

    Net cash used in financing
     activities                                 (55.8)       (13.6)

Effect of exchange rate changes on
 cash and cash equivalents                       (1.1)        (4.4)

Net change in cash and cash equivalents        (126.1)       (17.7)

Cash and cash equivalents at beginning
 of year                                        181.5         90.9

Cash and cash equivalents at end of
 period                                    $     55.4   $     73.2

                          TUPPERWARE BRANDS CORPORATION
                            SUPPLEMENTAL INFORMATION
                     Third Quarter Ended September 30, 2006

Sales Force Statistics (a):

                                                           AVG.
Segment                         DIST.       % CHG.        ACTIVE      % CHG.      TOTAL       % CHG.
---------------------------   ---------   ---------     ---------   ---------   ---------   ---------
Europe                              775           5        99,570          (6)    350,826           5
Asia Pacific and Mexico             672          (8)       83,480           1     443,484           3
North America                       n/a           - (b)    20,554          (9)     69,123         (23)
 Tupperware                       1,447          (1)      203,604          (4)    863,433           1
BeautiControl North America         n/a         n/a        39,191           4     127,796           7
International Beauty                119         (16)      477,807          (3)    858,031          (7)
 Total                            1,566          (3)      720,602          (3)  1,849,260          (2)

(a) As collected by the Company and provided by distributors and sales force. Includes prior year salesforce data for units acquired in December 2005.

(b) North America distributor counts are no longer applicable due to the implementation of a new compensation plan.

SOURCE  Tupperware Brands Corporation
    -0-                             10/24/2006
    /CONTACT: Jane Garrard of Tupperware Brands Corporation, +1-407-826-4522/ /Web site: http://www.tupperware.com/